                                                                   EXHIBIT 10.18

                               SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (the "Agreement"), dated as of December 19, 1996 (the "Effective Date"), is between Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and PointCast Incorporated, a California corporation ("PointCast").

BACKGROUND
----------

     WHEREAS, the Internet & New Media Business Unit of the Communications Industry Group of EDS has resources and experience to support the delivery of Internet, Intranet and New Media services, such as consulting, systems design, integration, development, administration and project management;

WHEREAS, PointCast is a company that desires to have electronic presence on the Internet by establishing and having EDS operate for it an additional data center in Plano, Texas ("the "PointCast Texas Data Center") to host PointCast's Internet servers and PointCast NetworkTM;

WHEREAS, PointCast may desire for EDS to provide to it during the term of this Agreement, for the benefit of PointCast and its viewers and customers of the PointCast Network, certain other Internet-related, information technology services on the terms and conditions set forth in this Agreement; and

     WHEREAS, EDS is willing to provide such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, EDS and PointCast hereby agree to the following:

1.   DEFINITIONS.
     -----------

     (a) "EDS Services" means the services to be performed by EDS under any Work Order.

     (b) "PCN" means the PointCast NetworkTM, a network of servers that delivers news and information content over the Internet to Viewers via PCN Clients on the Viewers' desktop computers.

     (c) "PCN Client" means the portion of the PointCast software for PCN which resides on the hard disk of the Viewer's desktop computer and functions as an Internet-aware screen saver, customized content transmitter, WWW browser and animated advertisement player capable of delivering information via PCN.

     (d) "Technology" means deliverables specifically required by a Work Order to be created by EDS for PointCast and delivered to PointCast, including, without limitation, the assignment of copyrights in all such deliverables to PointCast.

     (e) "Viewer" means a user who accesses PCN using a PCN Client.

     (f) "Work Order" means a supplement to this Agreement in the form of an Amendment executed by the parties from time to time and attached to a copy of this Agreement which describes services to be provided by EDS, PointCast's obligations relating thereto and the payment terms for such services, all as more particularly described in Section 2 below.

2.   WORK ORDERS.
     -----------

     From time to time during the Term of this Agreement, EDS and PointCast may execute a Work Order for agreed upon services to be provided by EDS, the applicable acceptance criteria and performance standards for such work, the support obligations of PointCast, and the payment obligations of PointCast under this Agreement. Each such Work Order shall consist of a Schedule A describing the services to be delivered by and other obligations of EDS, a Schedule B describing the obligations of PointCast, and a Schedule C describing the payment obligations of PointCast. Each such Work Order shall be signed by authorized representatives of both parties and shall be attached to this Agreement and, when so executed and attached, shall be subject to the terms and conditions of this Agreement. Work Orders shall be numbered consecutively beginning with number 1, attached hereto. If there is a conflict between the terms of this Agreement and the terms of any Work Order, the terms of the Work Order shall take precedence.

3.   EDS SERVICES.
     ------------

     (a) EDS will provide the EDS Services to PointCast pursuant to the terms and conditions of this Agreement, including the applicable Work Order. Each Work Order when attached to this Agreement shall be incorporated herein by reference.

     (b) The EDS Services will be undertaken at various PointCast or EDS sites to be identified and mutually agreed upon by the parties and identified in the applicable Work Order (the "Facilities").

4.   TERM.  The term of this Agreement will begin on the Effective Date and
     ----
     will end on the third anniversary of the Effective Date, unless sooner terminated as provided in this Agreement, and shall automatically renew for successive one year periods for so long as there are outstanding obligations of the parties under any Work Order attached hereto. The term of this Agreement may be extended by the mutual written agreement of the parties. If the term is extended because of outstanding obligations of the parties under and Work Order, the Agreement will terminate as soon as such obligations have been performed.

5.   ACCOUNT MANAGERS.  Within 24 hours of signing this Agreement, EDS and
     ----------------
     PointCast shall each designate and maintain, respectively, a representative who will be the primary point of contact of such party in dealing with the other with respect to the EDS Services (each, the respective party's "Account Manager"). If called for in an applicable Work Order, each party shall provide the other party's Account Manager at no charge to such other party with furnished office space, administrative support, and voice and data networking services in the host party's facility. The Account Manager of each party will have the authority and power to make decisions with respect to actions to be taken by such party in connection with the EDS Services within the scope of this Agreement and the attached Work Orders. EDS and PointCast shall mutually consult regarding the nomination of and shall have the right to request replacement of the other party's Account Manager and other key team members described in the applicable Work Order, and the party to which the request has been made will consult with the requesting party on the selection of a replacement and will use reasonable efforts to accommodate the request as promptly as is practicable.

6.   COMPENSATION; BOOKS AND RECORDS.  EDS shall not be entitled to
     -------------------------------
     compensation for any services which are not authorized in an applicable Work Order unless such services have been authorized in advance in writing by the PointCast Account Manager in the form of an executed modification to such Work order. If EDS is to be reimbursed for costs and expenses incurred in connection with the EDS Services or for any EDS Services performed on other than a fixed-price basis, EDS shall maintain comprehensive books and records to substantiate both the services and expenses. Such books and records will be retained by EDS for a period of at least two (2) years from and after the completion of the services to which they apply. PointCast or its designated agent shall have the right to audit such records at all reasonable times upon five (5) business days' prior written notice to EDS. In no event will PointCast have the right to review any records related to other customers of EDS.

7.   PAYMENTS; REIMBURSEMENT.  PointCast will pay EDS the aggregate of the
     -----------------------
     amounts described in Schedule C of the applicable Work Order in accordance with the payment provisions set forth in such Schedule C. If any Work Order calls for reimbursements of EDS by PointCast for travel and other expenses, the following terms and conditions shall apply: EDS agrees to use its best efforts to keep travel and living expenses as economical as possible and within a moderate range. Absent PointCast's prior written approval, PointCast will not be liable to reimburse EDS for airfare in excess of coach class. Reimbursable expenses shall include travel and related lodging and meals, long-distance telephone charges, postage and other shipping charges. Expenses for facsimile, duplication, supplies, word-processing and local telephone charges will be borne by EDS and will not be chargeable to PointCast. EDS shall secure PointCast's written approval prior to incurring any individual reimbursable expenditure exceeding five hundred dollars ($500) in connection with the EDS Services. EDS will bill PointCast monthly at EDS' cost for all such routine reimbursable charges, and payment will be due within thirty (30) days of receipt of EDS' properly submitted invoice. All invoices submitted to PointCast by EDS for any expenses for which EDS claims reimbursement shall include a detailed listing of all out-of-pocket disbursements together with supporting documentation, including, without limitation, copies of hotel bills and airline tickets.

8.   POINTCAST OBLIGATIONS.
     ---------------------

     During the term of this Agreement and in addition to its other obligations set forth in this Agreement, PointCast, at its cost and expense, will have the responsibilities assigned to it in Schedule B to each of the Work Orders attached hereto from time to time.


9.   EMPLOYEE BENEFITS.  The EDS personnel performing the EDS Services will be
     -----------------
     and remain the employees of EDS, and EDS will provide for and pay the compensation and other benefits of such employees including salary, health, accident and workers' compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees.


10.  HIRING OF EMPLOYEES.  The parties agree that, during the term of this
     -------------------
     Agreement and for a period of 12 months thereafter, neither party will, except with the prior written consent of the other, offer employment to or employ any person who is employed by the other party (or any person who is a subcontractor to the other party or an employee thereof) and who has been introduced to the other party in connection with this Agreement.


11.  PROPRIETARY RIGHTS.
     ------------------

(a) POINTCAST INFORMATION. As between PointCast and EDS, information relating to PointCast, PCN, PointCast's affiliates, Viewers and customers of PCN and the PCN Client and other PointCast software will remain the sole and exclusive property of PointCast. EDS is hereby authorized during the term of this Agreement to have access to and to make use of such information only to the extent necessary for the performance of its obligations hereunder. EDS' access and use of such information shall be governed by the terms of Section 12.

(b) TECHNOLOGY. Unless otherwise agreed by the parties in writing in the applicable Work Order, PointCast shall own the copyright in and to the Technology (and all renewals and extensions thereof). EDS hereby makes a full, irrevocable assignment, in perpetuity, to PointCast, of the Technology and such copyrights.

(c) FURTHER ASSURANCES. EDS shall, and shall cause any parties acting under it in relation to this Agreement, to execute any and all documents and do such other acts requested at any time by PointCast as may be required to evidence, confirm and/or further effect the rights granted PointCast under this Agreement, including without limitation the rights under this Section
     11. EDS shall establish and maintain written agreements with its employees and such parties sufficient to enable EDS to comply with the provisions of the foregoing sentence.

(d) ACCESS; RETURN OF MATERIALS. PointCast shall have continuous access to the Facilities and to all data, documents, computer software, Content (as defined in Section 14), Technology and other materials provided to EDS by PointCast. EDS will return the original and any copies of all Technology and all data, documentation, software, Content and other materials promptly upon PointCast's request. Upon the expiration or earlier termination of this Agreement for any reason whatsoever, EDS shall promptly return the original and any copies of all Technology and all data, documents, computer software, Content and other materials provided by PointCast, in whatever stage of completion, to PointCast, or PointCast's designated agent.

12.  CONFIDENTIALITY  Except as otherwise expressly provided in this Agreement,
     ---------------
     EDS and PointCast each agree that all information communicated to it by or on behalf of the other, whether before or after the Effective Date, which is marked or identified or otherwise deemed confidential as described below, will be and will be deemed to have been received in strict confidence and will be used only as required to carry out the recipient party's obligations or exercise the recipient party's rights under this Agreement. EDS and PointCast each agree that it will use the same means as it uses to protect its own confidential information, but in any event not less than reasonable means including written agreements, to prevent the disclosure and to protect the confidentiality of the other party's confidential information. No such information, including the terms of this Agreement, will be disclosed by the recipient party, its agents, representatives or employees without the prior written consent of the other party; provided, however, that each party may disclose such information to those of its third party consultants identified to, and approved by, the other party and employees, in each case having a need for access to such information for purposes of this Agreement and with respect to each of whom such party has taken steps, no less rigorous than what it would do to protect its own proprietary information, but in any event at least reasonable steps including written agreements, to prevent any such employees or consultants from acting in any manner inconsistent with this Section 12. Recipient's obligations of non-disclosure under this Section 12 shall not apply to Information which; (a) is already known to the recipient party and is not governed by the term of another separate nondisclosure agreement with the disclosing party, (b) is publicly known or becomes publicly known through no unauthorized act of the recipient party, (c) is rightfully received from a third party, authorized to disclose such information (d) is independently developed without use of the other party's confidential information or (e) is disclosed without similar restrictions to third parties generally by the party owning the confidential information. If confidential information is required to be disclosed pursuant to a requirement of a governmental authority, such confidential information may be disclosed pursuant to such requirement so long as the party required to disclose the information provides the other party with timely prior notice of such requirement and coordinates with such other party in an effort to limit the nature and scope of such required disclosure. All confidential information that is subject to this Section 12 must be, if in written form when received from the other party, marked or identified as confidential and, if in oral or visual form when received from the other party, identified in advance as confidential. Notwithstanding the foregoing, the following information will be deemed the confidential information of PointCast without the necessity of marking or identifying it as such: (i) information developed by PointCast or PCN, (ii) information on performance and utilization of PCN, and (iii) information in whatever form relating to (A) the design, functionality, operational methods, or coding of any PointCast software, including, without limitation, any complete or partial object or source code versions of such software, (B) the design elements and tradeoffs, system components and configurations, and operating and performance characteristic of the current operating environment of PCN (as it may change over a period of time) and/or the PointCast Texas Data Center, and (C) the collection, transmission, and analysis of statistical information from the PCN Client or PointCast server software.

13.  TERMINATION.  In the event that either party materially or repeatedly
     -----------
defaults in the performance of any of its duties or obligations hereunder, (a) which default, if of a non-monetary nature, is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, or with respect to those defaults that cannot reasonably be cured within thirty (30) days, should the defaulting party fail to proceed within thirty (30) days to commence curing the default and thereafter to proceed with all reasonable diligence to substantially cure the default, or (b) which default, if of a monetary nature, is not cured within thirty (30) days after written notice is given to the defaulting party specifying the default, the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination. Notwithstanding the foregoing, any Work Order hereunder may be terminated in accordance with the terms of a Work Order. Upon expiration or termination of this Agreement or any Work Order for any reason, EDS will cease to perform the EDS Services for PointCast, or the EDS Services under such Work Order (as appropriate), and PointCast will pay to EDS all sums due to EDS as a result of EDS Services performed prior to such termination (prorated as appropriate). Upon expiration or any other termination of this Agreement, EDS will return to PointCast or destroy, at PointCast's option, all copies of all materials, including software, and all equipment provided to EDS hereunder by PointCast and shall erase from computer memory any copies of such materials, including software, residing thereon. If PointCast directs that any materials are to be destroyed, EDS shall certify in writing that such materials have been destroyed. The provisions of Sections 1, 6, 10, 11, 12, 14, 15, 16, 20, 23, and 24 as well as any payment obligations for payments due and payable as of the date of termination shall survive the expiration or other termination of this Agreement.

14.  INDEMNITIES.
     -----------

(a) Subject to Section 14(d) , EDS and PointCast (each, as an indemnifying party, the "Indemnitor") each agree to indemnify and defend the other party (each, as an indemnified party, the "Indemnitee") and hold the Indemnitee harmless from any and all claims, actions, damages, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and expenses (collectively, "Costs"), arising out of, under or in connection with (i) any claim for rent or utilities at any location where the Indemnitor is financially responsible under this Agreement for such rent or utilities, (ii) any claim for taxes, wages, benefits or third party fees for which the Indemnitor is financially responsible under this Agreement or (iii) the death or personal injury, or loss or damage to the property, of the Indemnitee or its employees or representatives caused by the negligent act or omission or willful misconduct of the Indemnitor; and, (iv) in addition EDS agrees to indemnify and defend and hold harmless PointCast from any costs of EDS or its officers, directors, employees, agents, or representatives arising out of or relating to the termination of this Agreement in accordance with its terms or the termination of any other agreements or employment relationships as may be entered into by EDS which results from such termination of this Agreement.

(b) Subject to Section 14(d), EDS and PointCast each agree to defend the Indemnitee against any action to the extent that such action is based upon a claim that the software (other than third party software), Technology or confidential information provided by the Indemnitor, or any part thereof,
     (i) infringes a copyright perfected under United States statute, (ii) infringes a patent granted under United States law or (iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret or confidential information. The Indemnitor will bear the expense of such defense and pay any Costs that are attributable to such claim finally awarded by a court of competent jurisdiction. Neither EDS nor PointCast will be liable to the other for claims of indirect or contributory infringement.

(c) Subject to Section 14(d), PointCast will defend EDS from any action by third parties to the extent that such action is based on a claim of infringement of the literary property of another, libel, indecency, false light, misrepresentation, invasion of privacy or misappropriations of image or personality rights, arising out of, under or in connection with any claims relating to (Ii) the provision, use or distribution of the content via PCN over the Internet from the PointCast Texas Data Center where transmission of such content was authorized by PointCast, whether such content is of an editorial, advertising or other nature, (ii) (iii) statements or other materials made or made available on PCN by Viewers, by PointCast's customers or by others to whom such content is linked at the request of PointCast. PointCast will bear the expense of such defense and pay any Costs that are attributable to such claim finally awarded by a court of competent jurisdiction.

(d) Each of the above indemnities is conditioned upon the Indemnitor having received full and prompt notice in writing of the claim and the Indemnitee allowing the Indemnitor to fully direct the defense or settlement of such claim. The Indemnitor will not be responsible for any settlement or compromise made without its consent.

15.  LIABILITY.  In the event that either party is liable to the other for any
     ---------
     matter relating to or arising in connection with this Agreement except for PointCast's obligations of payment pursuant to Section 7 hereof, whether based upon an action or claim in contract, equity, negligence, intended conduct or otherwise, the amount of damages recoverable against a party for all events, acts or omissions will not exceed, in the aggregate, [*] to be paid by PointCast under this Agreement in the [*] preceding such claim, or if the claim occurs during the first year of the Agreement, then [*] to be paid by PointCast in the [*] of this Agreement. In no event will the measure of damages include, nor will either party be liable for, any amounts for loss of profits, income or savings or indirect, consequential, incidental or punitive damages of any party, including third parties. Further, no cause of action may be asserted against either parties later than [*] following the date after the date on which the cause of action will have accrued. EDS and PointCast expressly acknowledge that the limitations contained in this Section 15 have been the subject of active and extensive negotiation between the parties and represent the parties' agreement based upon the level of risk to EDS associated with the performance of the EDS Services and the payments provided hereunder to EDS for such performance. Nothing in this Section 15 shall apply to any liability for breach of confidentiality obligations or to any indemnity obligations under this Agreement.


16.  REPRESENTATIONS, WARRANTIES AND DISCLAIMER.
     ------------------------------------------

     (a)  Representations and Warranties of the parties  The parties hereby
          ---------------------------------------------
          represent and warrant to each other on a continuing basis that (i) such party has the right, experience and skill to enter into and fully perform its obligations under this Agreement and to grant the rights granted or agreed to be

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          granted hereunder; (ii) such party shall comply with all applicable federal, state, and local laws in effect at the time services are performed; (iii) such party shall perform said services in a workmanlike manner and in accordance with generally accepted professional standards, as applicable; (iv) there is no outstanding contract, commitment or agreement to which such party is a party or legal impediment of any kind known to such party which conflicts with this Agreement or which might limit, restrict, or impair the rights granted to the other party hereunder; and (vi) the media on which any computer programs, documentation and other deliverables delivered to or used on behalf of a party are contained will contain no willfully introduced computer instructions whose purpose is (A) to disrupt, damage or interfere with a party's or a Viewers' use of their computer or telecommunications facilities; or (B) to perform functions which are not an appropriate part of the functionality of such computer programs, documentation or other deliverables and whose result is to disrupt the use or operation of such computer programs, documentation or other deliverables.

     (b)  Disclaimer.  While EDS is primarily providing services to PointCast
          ----------
          under this Agreement, EDS may from time to time provide certain hardware, software and other items as an incidental part of its services. With the exception of any manufacturers' or licensors' warranties which EDS is able to obtain, such hardware, software and other items will be provided on an "AS IS" basis without warranty. In all cases where EDS has not committed to a specific performance standard, EDS will use reasonable care in providing the EDS Services. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN WORK ORDERS HERETO, EDS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICES, HARDWARE, SOFTWARE OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT.

17.  NOTICE.  Wherever under this Agreement one party is required or permitted
     ------
     to give notice to the other, such notice will be in writing and will be deemed given the third day after its mailing, postage prepaid to the recipient party addressed as follows:

In the case of EDS:

     Electronic Data Systems Corporation
     5400 Legacy Drive
     Mailstop C3-3D-50
     Plano, Texas 75024
     Attention: William Winters

with a copy to:

     Electronic Data Systems Corporation
     5400 Legacy Drive
     Mailstop H3-3A-05
     Plano, Texas 75024
     Attention: General Counsel

     In the case of PointCast:

          PointCast Incorporated
          2475 Augustine Drive, Suite 101
          Santa Clara, California 95054
          Attention: President

     with a copy to:

          PointCast Incorporated
          2475 Augustine Drive, Suite 101
          Santa Clara, California 95054
          Attention: General Counsel

     Notices may also be delivered by hand or transmitted by facsimile. Hand delivered notices (e.g., notices delivered by courier) will be effective upon receipt. Either party may change its address for notices upon giving at least ten (1O) days prior written notice of the change to the other party.

18.  INSURANCE.  Each party shall under each Work Order, unless otherwise agreed
     ---------
     in writing, maintain worker's compensation and employer's liability insurance with minimum limits of ONE MILLION DOLLARS ($1,000,000) and Commercial General Liability insurance (which shall include broad form contractual and automobile liability coverage), with minimum limits of TWO MILLION DOLLARS ($2,000,000) combined single limit per occurrence, with the providing party's insurance as primary and not contributory, protecting both parties from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with (i) the activities of the insured party's employees or contractors on the other party's premises or (ii) any negligent act or omission of the insured party's officers, directors, agents, or employees. All such insurance policies shall be written by a responsible insurance company possessing an AV-VII rating or better as listed in the Best Guide, shall name the other party as an additional insured for commercial and automobile liability only, shall contain a waiver of subrogation with respect to the additional insured, shall be written on an occurrence basis and shall provide that the coverage thereunder may not be reduced or canceled unless thirty (30) days' prior written notice thereof is furnished to the other party.

19.  ASSIGNMENT: APPROVALS; HEADINGS.  Neither party may assign this Agreement
     -------------------------------
     or subcontract any portion of its obligations under this Agreement to a third party without obtaining the prior written consent other party; provided, however, that EDS may subcontract any portion of its obligations under this Agreement to a third party so long as EDS notifies PointCast in writing of such subcontract in advance, receives such prior written consent and remains responsible for the performance of such obligations, and provided further that either party may, without consent of the other party, assign this Agreement to a successor to its business covered by this Agreement, whether by merger, acquisition of stock or assets, reorganization, reincorporation, or otherwise, so long as the assignor gives thirty (30) days prior written notice of such transaction before the transaction closes and the assignee agree in writing to be bound by all the terms and conditions of this Agreement. EDS shall remain responsible for the performance of any obligations it subcontracts under this Agreement. Where agreement, approval, acceptance or consent of either party is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld. The headings used herein are for reference-and convenience only and will not enter into the interpretation hereof.

20.  RELATIONSHIP OF PARTIES.  EDS in furnishing services to PointCast under
     -----------------------
     this Agreement is acting only as an independent contractor. EDS does not undertake by this Agreement or otherwise to perform any obligation of PointCast whether regulatory or contractual or to assume any responsibility to third parties for PointCast's business or operations. Each party has the sole right and obligation to supervise, manage, contract procure, perform or cause to be performed all obligations to be performed by that party pursuant to this Agreement.

21.  MEDIA RELEASES.  All media releases, public announcements and public
     --------------
     disclosures by either party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the party, will be coordinated with and subject to final written approval by both parties prior to release.

22.  EXCUSABLE DELAYS.  Each party will be excused from performance under this
     ----------------

     Agreement, and the time of any performance will be extended, to the extent reasonably necessary under the circumstances, if such party is prevented from or delayed in performing, in whole or in part, its obligations under this Agreement (other than payment obligations) as a result of acts or omissions by the other party or by an act of God or any governmental authority or any outbreak or escalation of hostilities, war, civil disturbance, court order, labor dispute, third party nonperformance (other than a subcontractor or assignee of EDS) or other cause beyond its reasonable control. Such nonperformance on the part of either party will not be considered a default under this Agreement or a ground for termination of this Agreement, provided that the party relying on this
     Section 22 shall (i) have given the other party written notice thereof promptly, and in any event, within five (5) days of discovery of the force majeure circumstance, (ii) take all steps reasonably necessary under the circumstances to mitigate the force majeure upon which such notice is based and (iii) perform such obligations as soon as is reasonably practicable after the termination or cessation of such event or circumstance. If performance is delayed for sixty (60) days by a force majeure circumstance, either party shall have the right to terminate the applicable Work Order by written notice to the other party.

23.  DISPUTE RESOLUTION.  In the event that either party believes that the other
     ------------------
     has defaulted in the performance of any of its obligations hereunder, the complaining party's Account Manager shall notify the other party's Account Manager of such belief and the parties agree to make commercially reasonable efforts acting in good faith to resolve the matter without resort to the procedures set forth in Section 13 for a period of not less than five (5) working days after such notice is given, following which period the parties shall be free to proceed in accordance with the provisions of Section 13.

24.  ENTIRE AGREEMENT; GENERAL PROVISIONS.  This Agreement, including all
     ------------------------------------
     attached and signed Work Orders and their exhibits, which are hereby incorporated by reference, constitutes the entire agreement between the parties with respect to the subject matter thereof. There are no representations, understandings or agreements which are not fully expressed in this Agreement. No change, waiver or discharge will be valid unless in writing and signed by an authorized representative of the party against whom such change, waiver or discharge is sought to be enforced. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Electronic Data Systems corporation  PointCast Incorporated

BY: /s/ William R. Winters      BY: /s/ Christopher R. Hassett


NAME: William R. Winters        NAME: Christopher R. Hassett
TITLE: President, INM           TITLE: President & CEO

DATE: 1/2/97                    DATE: 12/20/96

                                  WORK ORDER 1



SCHEDULE A EDS SERVICES
-----------------------

     EDS has agreed to create a data center for the purpose of hosting the PCN in Plano, Texas (the "PointCast Texas Data Center"). PointCast has informed EDS that the data center is configured to be capable of handling approximately two hundred and Fifty thousand (250,000) PCN Clients each receiving one or more updates of customized news or information from PCN per 24 hour day when configured as PCN's current environment. The PCN is an integrated client/server system that provides updated current information on a variety of topics to users of the system via the Internet. The system allows each user to customize, within limits, the frequency of those operations.

     Obligations of EDS and Pointcast under this Work Order will expire three years from the date of acceptance under this Work Order.

1.   PCN CURRENT ENVIRONMENT.
     -----------------------

The attached system block diagram shows the major components in the PCN:


                     The PointCast Network - Block Diagram


                               [IMAGE NOT SHOWN]


Figure 1: The PCN Network

2.   EDS OBLIGATIONS
     ---------------

     The PointCast Texas Data Center will provide secure hosting for the PointCast application and data servers in a high security environment as is standard for all EDS Information Processing Centers. It will also provide a high-bandwidth communications link to the public Internet that is monitored at all times with sophisticated wide area network management tools. The network is supported and managed by EDS network specialists, and an operations and systems administration staff will maintain the PointCast servers and provide all technical and support resources required to resolve any technical issues or failures of equipment. EDS is to provide constant operation of the PointCast servers, all in accordance with the description of services to be performed by EDS, which is attached to this Work Order as Attachment 1, Schedule A and is incorporated herein by reference. EDS shall perform the tasks in this Schedule A and in Attachment 1, Schedule A, attached to this Work Order, as part of normal operations for the monthly fee under this Work Order. Such tasks shall not be subject to any additional charges.

                                  WORK ORDER 1


     EDS will, at EDS' sole cost and expense, purchase, maintain and support the hardware, software and communications resources described in Attachment 2, Schedule A B attached to this Work Order. With the exception of any equipment provided by PointCast or a third party, which shall be the sole property of PointCast or such third party, EDS will own all equipment of the PointCast Texas Data Center.

     EDS will, at EDS' sole cost and expense, provide such office space, equipment and furnishings to PointCast's personnel as is reasonable required under this Work Order. EDS will derive from PCN and deliver to PointCast certain advertising statistics to be described more fully in the implementation plan under this Work Order. In accordance with EDS' standard practice, the PointCast Texas Data Center will be provided with multilayered uninterrupted power.

3.   CHANGE ORDER PROCEDURES.
     -----------------------

     PointCast may request changes in the operation or services provided under this Work Order in order to meet the changing needs of PCN. Such requests shall be made in writing. EDS and PointCast will evaluate the needs and proposed changes to determine the best course of action.

     EDS will maintain change records implemented by the EDS support team according to EDS Standard Change Management policies. System Changes requested by PCN or implemented by the EDS system administration team will be documented according to EDS standard Change Management practices.

     Changes that go beyond the scope of the original implementation plan, what is normal Microsoft NT system administration activities, and that involve work beyond that described in this Schedule A will be subject to additional fees and will require a new Work Order.

4.   ACCEPTANCE TESTING.
     ------------------

     Prior to the time PCN is ready to go live in Plano, Texas, the parties will develop and mutually agree on acceptance criteria and tests for the PointCast Texas Data Center, which will then be applied and conducted as described in this paragraph. Contingent upon the receipt of hardware from suppliers by dams agreed upon at time of execution of this Work Order, EDS will use best efforts to make the PointCast Texas Data Center ready for acceptance testing within fourteen (14) business days after such execution date. Once the required equipment is in place and the PointCast software is installed, PointCast will conduct acceptance tests during the following two-week period to verify that the PointCast Texas Data Center meets the agreed upon acceptance criteria. If at the end of such two-week period, the PointCast Texas Data Center has failed the acceptance tests, the parties will work together to determine the reasons for such failure. The party whose action or inaction is determined to be the cause of such failure, will, with the cooperation and assistance of the other party, work to remedy such fault. If the PointCast Texas Data Center has not passed the acceptance tests within thirty (30) days after the end of such two-week period, and if the cause has been attributed to PointCast, PointCast will immediately begin making the monthly payment to EDS called for by this Work Order. If the cause has been attributed to EDS, PointCast shall have the right, upon written notice to EDS, to terminate this Work Order or this Agreement at the end of such thirty day period. Once PointCast has accepted the PointCast Texas Data Center in accordance with the agreed upon acceptance tests, EDS will immediately staff its operations team and begin operating the PointCast Texas Data Center.

5.   PERFORMANCE MONITORING.
     ----------------------

     EDS and PointCast will work together during the implementation of the Data Center in Plano to mutually agree upon the reports that EDS will prepare and deliver as part of normal operations to document performance once the PointCast Texas Data Center has passed the above acceptance tests and gone into operation. EDS will permit PointCast to track performance and derive statistics via remote access to the PointCast Texas Data Center.

6.   EDS IMPLEMENTATION AND OPERATIONS TEAMS.
     ---------------------------------------

     In addition to the EDS Account Manager, the EDS implementation team to set up the PointCast Texas Data Center will be comprised of a dedicated Project Manager, System Integrator, Communications Specialist and

                                  WORK ORDER 1


Systems Analyst in Plano, Texas. This team will draw upon the following resources as needed; Data Center Operations Manager, System Administrator, Communications Specialist, Database Administrator, Hardware Specialist, Facilities Specialist, Integration Specialists and Security Specialist. EDS retains the right to dictate the composition of the EDS implementation team.

     EDS and PointCast implementation personnel will agree to a Project Plan after such time as this Work Order I is signed. The Project Plan will consist of a Project Schedule, Roles and Responsibilities, and Acceptance Testing Procedures (see Schedule A 4, Acceptance Testing ).

     The EDS ongoing operations team will consist of the EDS Account Manager and a Project Manager and the following full and shared resources as needed: Data Center Operations Manager, System Administrators, Database Administrators, Communications Specialists, Hardware Specialists, Systems Analysts, and Security Specialists to meet the agreed upon performance levels on a 24 hour 365 days per year basis. EDS retains the right to dictate the composition of the ongoing EDS operations team.

7.   SPECIAL TERMS AND CONDITIONS
     ----------------------------

          a)  Advertising.  EDS will purchase $[*] of advertising on PCN
               -----------
               during the first twelve months of this Work Order 1 at PointCast's [*] rates. For succeeding second and third twelve month periods during the term of this Work Order 1, EDS will purchase $[*] of advertising at a rate published on the [*]. For 1998 purchases, the rate will be [*] and for 1999 purchases, the rate will be [*], provided however, that if EDS in the second and third twelve month periods either, (i) agrees to purchase in excess of $[*] of advertising, (ii) actually purchases in excess of $[*], then EDS and PointCast will negotiate rates to be applicable for the remainder of such twelve month period.

          b) I-Server Users - EDS will through its efforts provide PointCast with a total of 10,000 incremental I-Server Viewers utilizing PCN via PointCast I-Servers not later than June 30, 1997. The methods utilized by EDS to secure such Viewers shall be those chosen by EDS.

          c)   Public Reference Account.  During the term of Work Order 1, each
               ------------------------
               party will act as a public reference account for each other in promoting their products and services, including, but not limited to PointCast's I-Server and EDS' Internet services. In such capacity each shall, inter alia, respond to inquiries from third-parties sent to each other by the other party directly or referred to it by the other party and issue periodic public releases in such a way as to stress and promote the benefits of such products and services and communicate the other parties endorsement of them.

          d)   Trademarks.  Each party agrees not to use the other's names,
               ----------
               trademarks or other corporate identification without the express written approval of the other, excepting only that without prior approval either party may make a single reference for identification purposes without elaboration.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 1



SCHEDULE B POINTCAST-OBLIGATIONS
--------------------------------

POINTCAST OBLIGATIONS.
---------------------

     PointCast will provide EDS with all custom developed and PCN server related software and documentation including, but not limited to [*]. PointCast hereby grants to EDS for the term of this Work Order a non-exclusive, nontransferable (except to a permitted assignee under this Agreement) right and license to reproduce and use the such PointCast software delivered by PointCast in Cupertino, California when EDS personnel are at the latter site. Such reproduction and use shall be limited to authorized EDS employees and contractors and to such copying and use as is required to carry out the EDS Services for PointCast under this Work Order. EDS shall not use such software in the performance of any other services for any other person or entity and may not sublicense the rights granted hereunder. EDS shall not and shall not permit any other person or entity to, decompile, disassemble, reverse engineer, or otherwise attempt to derive source code from or modify such software.

     EDS and PointCast implementation personnel will agree to a Project Plan after such time as this contract is signed. The Project Plan will consist of a Project Schedule, Roles and Responsibilities, and Acceptance Testing Procedures (see Schedule A 4, Acceptance Testing ).

     PointCast will make available the timely support of the appropriate PointCast personnel to install, configure and test the PCN and to otherwise meet PointCast's obligations to provide the software, content, testing and approvals necessary to maintain the project schedule.

     PointCast will provide the encrypted data feed and network connection, including any required hardware, software, communications etc., from the PointCast Content Processing servers in Cupertino, California for news feeds delivered to the PointCast Texas Data Center in Plano, Texas via [*].

     PointCast will provide EDS employees with a reasonable work environment to perform work when visiting a PointCast facility. EDS employees using PointCast facilities will need an adequate office environment, access to a telephone for voice and data, and will require access to appropriate PointCast personnel.

     PointCast will provide EDS with the Content to be broadcast over the Internet from the PointCast Texas Data Center

     PointCast will provide the EDS operations team with such training as is reasonably required to operate PCN.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 1



SCHEDULE C
----------


1.   FEES.  PointCast will pay EDS the following fees:
     ----

     *    a monthly fee of [*] ($[*])
     *    a monthly fee of [*] ($[*]) for the T-1 Communications line
     * the above fees are payable for thirty-six (36) months, beginning on the date of acceptance (in accordance with the acceptance tests to be developed hereunder). The monthly fee will be prorated on a 30-day-month basis for any partial month during the term covered by this Work Order.


2.   TRAVEL AND RELATED EXPENSES.  PointCast will reimburse EDS, in accordance
     ---------------------------
     with the requirements set forth in Section 7 of the Agreement, for all reasonable travel and travel-related, living and other out-of-pocket expenses (without any markup) incurred by EDS for travel authorized by PointCast in connection with the EDS Services provided under this Work Order.

3.   INVOICES.  EDS will send to PointCast each month an invoice for charges for
     --------
     EDS Services for the previous month. EDS will invoice PointCast separately for all travel, travel related and other expenses, which invoices will be sent by EDS to PointCast after EDS incurs such expenses. Any sum or charge due under this Agreement will be due and payable within thirty (30) days following receipt of the invoice therefor. Any sum not paid by its due date will bear interest until paid at a rate of interest equal to the lesser of
     (i) the prime rate established from time to time by Citibank N.A., New York, plus two percent, or (ii) the maximum rate of interest allowed by applicable law.

IN WITNESS WHEREOF, the parties have executed this Work Order I as of the date of the signature of the last party to sign, as set forth below.

Electronic Data Systems corporation     PointCast Incorporated

BY: /s/ William R. Winters              BY: /s/ Christopher R. Hassett


NAME: William R. Winters                NAME: Christopher R. Hassett
TITLE: President, INM                   TITLE: President & CEO

DATE: 1/2/97                            DATE: 12/20/96

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 1



ATTACHMENT 1 - SCHEDULE A.
-------------------------

1.   DESCRIPTION OF SERVICES.
     -----------------------


                                                FREQUENCY/  CYCLE TIME or        PROJECTED
       MANAGEMENT SERVICES                       COVERAGE    AVAILABILITY       OCCURRENCES
SYSTEMS ADMINISTRATION -- Perform routine
system level tasks to provide user access.

* Scheduled down time -- Once a week there     Sat, Sun x 8   Scheduled          1/week
  will be a scheduled one hour down time for                  1 hour/equipment
  each [*].


* User Administration - Creating, changing       5 x 8         6-hr response     2/week
  and deleting user id's and passwords.                        15 min /
                                                               occurrence

* System Administrator Assistance -- Perform     5 x 8         4-hr response     10/week
  minor [*] PointCast network                                  30 min/
  changes.                                                     occurrence

* High Priority Assistance -- Perform            5 x 8 a.m.    15 min response   1/week
  immediate changes to the PointCast             Eastern - 5   30 min/
  Network                                        p.m. Pacific

SYSTEMS MANAGEMENT - Assures systems
availability and performance levels meet expectations.

* Software Revision Control Process --           Sat, Sun x 8  1 week notice     1/month
  Upgrades applications software or patches                    8 hrs/occurrence
  (or major releases) the operating systems
  used by PCN systems.

* Security Management Process                    Sat, Sun x 8  1 week notice      1/qtr
                                                               8 hrs/occurrence   review

* Fault Management Process -- The fault
  management process enables INM to
  actively monitor the network for error
  conditions and notify the appropriate parties to initiate resolution.

* Maintain system availability - Through the     7 x 24        notify             7/day
  use of proactive monitoring.                                 responsible party
                                                               w/in 15 min

* Resolve level 1 faults -Minor faults that the  7 x 24        1 hr response      7/day
  PointCast clients may not notice and cause                   8 hr/repair
  little disruption of service.  Examples
  include reboot a PointCast Server or router,
  restart feed program, looping processes on
  servers, memory short-runs, excessive
  paging or swapping.  Also includes
  restarting aborted processes.

* Resolve level 2 faults --Moderately severe   7 x 24         1 hr response     1/month
  faults that the PointCast clients may notice                4 hrs/repair
  a degraded system performance.  Examples
  include failure in only one of the
  database, datafeed, [*].

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                  WORK ORDER 1


* Resolve level 3 faults --Serious failures  7 X 24           .5 hr response    3
  which cause the PointCast network to be                     1 hrs/repair      annually
  off-line.  Will have spare parts on hand
  for immediate replacement, also have
  vendors contracts to supply the fastest
  possible recovery. Examples include
  failure of all database, datafeeds, [*].

* BACKUP/RECOVERY PROCESS -- Protects data through non-intrusive duplication and restore processes.

* Perform offsite storage -- Tapes stored for  2              n/a               1/week
  months.

* Perform full backup of [*],                  Sat or Sun     scheduled         1/week
  datafeeds                                                   4 hrs/
                                                              occurrence

* Perform incremental backup of [*],           6/week         scheduled         daily
  datafeeds                                                   1 hr/             (except
                                                              occurrence         on full
                                                                                 back up
                                                                                 day)

* Restore image from off-site tape             5 X 8          4 hour response    1/qtr
                                                              to start restore

* Restore image from on-site tape              7 X 24         2 hour response    1/mo
                                                              to start restore

* [*], performance and table space             5 X 8          2 week notice      1/qtr
  tuning                                                      2 hrs/
                                                              occurrence

* CAPACITY & PERFORMANCE MANAGEMENT AND
  REPORTING PROCESS -- Measures, monitors
  and adjusts operating parameters of system components - network, application and operating system parameters to maintain performance.

* Network Review                                              Scheduled          1/mo
                                                              1 hr/occurrence

* Processing Review                                           Scheduled          1/mo
                                                              1 hr/occurrence

* Storage Review                                              Scheduled          1/mo
                                                              1 hr/occurrence


POINTCAST RESPONSIBILITIES -- Documentation,
  Processes, Procedures and Participation that
  EDS must receive from PointCast in order for EDS to perform to SLA standards.

* Gold Disk Installation process and           Revised        1 week notice      1/mo
  procedures Documentation.                    Version

* Initial Installation                         Startup        1 week notice      1/mo

* Initial Orientation                          Startup        included in        Startup
                                                              above

* [*], performance and table space             Startup        included in        Startup
  tuning training                                             above

* [*], network configuration,                  Startup        included in        Startup
  [*], start services, stop services                          above
  training

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 1


IN WITNESS WHEREOF the parties have executed this Work Order 1, Attachment I as of the date of the signature of the last party to sign, as set forth below.


Electronic Data Systems Corporation             PointCast Incorporated



BY: /s/ William R. Winters                      BY: /s/ Christopher R. Hassett

NAME: William R. Winters                        NAME: Christopher R. Hassett
TITLE: President, INM                           TITLE: President & CEO

DATE: 1/2/97                                    DATE:  12/20/96

                                  WORK ORDER 1



ATTACHMENT 2 - SCHEDULE A.
-------------------------

1.   EQUIPMENT LIST The system to operate the PointCast Network, will consist of the
     --------------

     following equipment, or equivalents, thereof. Any equipment substitutions will be pre-approved, in writing, by PointCast:




SERVERS                     DESCRIPTION                                  QTY      MANUFACTURER
-------                     ---------------------------------------  -----------  -------------











                                                 [*]
















































* All PCs must have licenses for [*].

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 WORK ORDER 1


** EDS can substitute the specified Item with its own monitoring tools. *** All PCs must have [*]


IN WITNESS WHEREOF, the parties have executed this Work Order 1, Attachment 2 as of the date of the signature of the last party to sign, as set forth below.


Electronic Data Systems             Corporation PointCast Incorporated



BY: /s/ William R. Winters          BY: /s/ Christopher R. Hassett



NAME: William R. Winters            NAME: Christopher P. Hassett
TITLE: President, INM               TITLE: President & CEO



DATE: 1/2/97                        DATE: 12/20/96

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 2



Schedule A EDS Services
-----------------------

This Work Order will only become effective if Pointcast requests in writing that EDS increase the capacity of the Pointcast Texas Data Center approximately 500,000 PCN Clients, and all obligations under this Work Order will expire three
(3) years from the date of acceptance under Work Order 1. EDS will expand the Pointcast Texas Data Center, as represented by Pointcast to handle such number of PCN Clients upon such request and will purchase and maintain the additional equipment listed below.

EDS will provide the following equipment for the data center for the purpose of hosting the PCN in Plano, Texas (the "PointCast Texas Data Center"):

1.   Equipment List. The following equipment, or equivalents, will be added to
     --------------
     the Texas PointCast Data Center. Any equipment substitutions will be pre-approved, in writing, by PointCast:





Servers                     Description                                Qty      Manufacturer
-------                     ------------------------------------       ---     -------------















                                               [*]























2.   EDS OBLIGATIONS.
     ---------------

     The PointCast Texas Data Center will provide secure hosting for the PointCast application and data servers in a high security environment as is standard for all EDS Information Processing Centers.

3.   Acceptance Testing.
     ------------------

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 2


     Prior to the time PCN is ready to go live in Plano, Texas, the parties will develop and mutually agree on acceptance criteria and tests for the PointCast Texas Data Center, which will then be applied and conducted as described in this paragraph. Contingent upon the receipt of hardware from suppliers by dates agreed upon at time of execution of this Work Order, EDS will use best efforts to make the PointCast Texas Data Center ready for acceptance testing within fourteen (14) business days after such execution date. Once the required equipment is in place and the PointCast software is installed, PointCast will conduct acceptance test during the following two-week period to verify that the PointCast Texas Data Center meets the agreed upon acceptance criteria. If at the end of such two-week period, the PointCast Texas Data Center has failed the acceptance tests, the parties will work together to determine the reasons for such failure. The party whose action or inaction is determined to be the cause of such failure, will, with the cooperation and assistance of the other party, work to remedy such fault. If the PointCast Texas Data Center has not passed the acceptance tests within thirty (30) days after the end of such two week period, and if the cause has been attributed to PointCast, PointCast will immediately begin making the monthly payment to EDS called for by this Work Order. If the cause has been attributed to EDS, PointCast shall have the right, upon written notice to EDS, to terminate this Work Order or this Agreement at the end of such thirty day period. Once PointCast has accepted the PointCast Texas Data Center in accordance with the agreed upon acceptance tests, EDS will immediately staff its operations team and begin operating the PointCast Texas Data Center.

                                  WORK ORDER 2



SCHEDULE B POINTCAST OBLIGATIONS
--------------------------------

POINTCAST OBLIGATIONS.
---------------------

     PointCast will provide EDS with all custom developed and PCN server related software and documentation including, but not limited to [*]. PointCast hereby grants to EDS for the term of this Work Order a non-exclusive, nontransferable (except to a permitted assignee under this Agreement) right and license to reproduce and use the such PointCast software delivered by PointCast in Cupertino, California when EDS personnel are at the latter site. Such reproduction and use shall be limited to authorized EDS employees and contractors and to such copying and use as is required to carry out the EDS Services for PointCast under this Work Order. EDS shall not use such software in the performance of any other services for any other person or entity and may not sublicense the rights granted hereunder. EDS shall not and shall not permit any other person or entity to, decompile, disassemble, reverse engineer, or otherwise attempt to derive source code from or modify such software.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  WORK ORDER 2



SCHEDULE C
----------

1.   FEES.  PointCast will pay EDS the following fees:
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     *    a monthly fee of [*] for the term of Work Order 1, beginning upon written notification by PointCast. The monthly fee will be prorated on a 30-day-month basis for any partial month during the term covered by this Work Order.

     *    Above price valid until March 31, 1997.

2.   TRAVEL AND RELATED EXPENSES.  PointCast will reimburse EDS, in accordance
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     will the requirements set forth in Section 7 of the Agreement, for all reasonable travel and travel-related, living and other out-of-pocket expenses (without any markup) incurred by EDS for travel authorized by PointCast in connection with the EDS Services provided under this Work Order.

3.   INVOICES.  EDS will send to PointCast each month an invoice for charges for
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     EDS Services for the previous month. EDS will invoice PointCast separately for all travel, travel related and other expenses, which invoices will be sent by EDS to PointCast after EDS incurs such expenses. Any sum or charge due under this Agreement will be due and payable within thirty (30) days following receipt of the invoice therefor. Any sum not paid by its due date will bear interest until paid at a rate of interest equal to the lesser of
     (i) the prime rate established from time to time by Citibank N.A., New York, plus two percent, or (ii) the maximum rate of interest allowed by applicable law.


IN WITNESS WHEREOF, the parties have executed this Work Order 2 as of the date of the signature of the last party to sign, as set forth below.


Electronic Dam Systems Corporation       PointCast Incorporated

BY: /s/ William R. Winters               BY: /s/ Christopher R. Hassett

NAME: Will R. Winters                    NAME: Christopher R. Hassett
TITLE: President, INM                    TITLE: President & CEO

DATE: 1/2/97                             DATE: 12/20/96


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.